Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

BLUE WATER ACQUISITION CORP. II

The undersigned, for the purposes of amending the Certificate of Incorporation of Blue Water Acquisition Corp. II (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: That the Board of Directors of the Corporation (the “Board”), in accordance with the applicable provisions of Section 141(f) of the DGCL, by written consent filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”);

RESOLVED, that the Certificate of Incorporation shall be amended by deleting the first sentence to Section 4.1 of Article IV thereof and inserting the following sentence:

“Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 54,000,000 shares, consisting of (a) 53,000,000 shares of common stock (the “Common Stock”), including (i) 50,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 3,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).”

SECOND: That in lieu of a meeting and vote of stockholders of the Corporation (the “Stockholders”), the Stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the DGCL.

FOURTH: The aforesaid amendment shall be effective on the date of the filing of this Certificate of Amendment of Certificate of Incorporation (this “Amendment”) with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this 1st day of October, 2021.

Blue Water Acquisition Corp. II

By:	/s/ Joseph Hernandez
	Name:	Joseph Hernandez
	Title:	Chief Executive Officer

[Signature page to Certificate of Amendment]